SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934




Date of Report (Date of earliest event reported)... January 24, 1995



...................... FRANKLIN RESOURCES, INC. ..................
     (Exact name of registrant as specified in its charter)



.... DELAWARE .................. 1-9318 .......... 13-2670991 ....
(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)               File Number)  Identification No.)



777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA .. 94404 ........
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code..(415) 312-3000



..................................................................
  (Former name or former address, if changed since last report)

Item 5      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press Release issued on January 24, 1995 by
Franklin Resources, Inc.


                           EXHIBIT "A"


FROM:           Franklin Resources, Inc.
                Tel:        (415) 312-4701
                Contact:  Holly Gibson

                Howard J. Rubenstein Associates, Inc.
                Public Relations - Tel: (212) 843-8053
                Contact:  David Sternstein

                      FOR IMMEDIATE RELEASE

        Franklin Resources Posts First Quarter Results


        SAN MATEO, CA, January 24, 1995   Franklin Resources,

Inc. (NYSE:BEN) today reported earnings for the first quarter ended December 31, 1994.

        Charles B. Johnson, president of the diversified

financial services company, said net income for the quarter

increased to $63.3 million from $59.0 million, or to $0.76 per fully diluted share from $0.70 a year ago, a per share increase of 8.6 percent.  Operating revenues for the period increased to

$215.6 million from $198.5 million, an increase of 8.6 percent.

Average shares outstanding for the quarter were 82,862,476

compared to 83,991,808 a year ago.  Assets under management by the company's subsidiaries were $114.6 billion compared to $114.2 billion this time last year.

        Franklin Resources' main business is the $114 billion

Franklin Templeton Group.  The Company has its headquarters at

777 Mariners Island Blvd., San Mateo, CA. 94404.


FRANKLIN RESOURCES, INC.
Consolidated Income Statements
Unaudited (dollar amounts in thousands, except per share data)


                                             For the Three Months
                                             Ended December 31

                                                   1994        1993
Operating revenues:
Investment management fees                     $174,574    $151,888
Underwriting commissions, net                    13,113      29,569
Transfer, trust & related fees                   15,943      11,961
Banking/finance, real estate & other             11,955       5,070

Total operating revenues                        215,585     198,488

Operating expenses:
General & administrative                         97,491      84,457
Selling expenses                                 18,235      15,662
Amortization of goodwill                          4,570       4,542
Banking interest expense                          2,534       2,356

Total operating expenses                        122,830     107,017

Operating income                                 92,755      91,471

Other income (expenses):
Investment and other income                       6,763       5,719
Interest expense                                (7,087)     (8,055)

Other income (expenses), net                      (324)     (2,336)

Income before taxes on income                    92,431      89,135
Taxes on income                                  29,127      30,134

Net income                                      $63,304     $59,001

Earnings per share:
    Primary                                        $.76        $.70

    Fully diluted                                  $.76        $.70

    Dividends per share                            $.10        $.08

Weighted Average Primary                         82,862      83,992
Shares Outstanding

Weighted Average Fully                           82,862      83,992
Diluted Shares Outstanding

Net Assets Under Management (in millions)
Franklin Templeton Group                       $114,646    $114,172

                               # # #



                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           FRANKLIN RESOURCES, INC.
                           (Registrant)


Date: January 25, 1995     /s/  Leslie M. Kratter
                           Leslie M. Kratter, Vice President